Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 321 and New Jersey Trust 158:

We consent to the use of our report dated August 28, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
August 28, 2002